Exhibit 10.14
EQUITY GRANT PROGRAM FOR NONEMPLOYEE DIRECTORS
UNDER THE CARDIAC SCIENCE CORPORATION
2002 STOCK INCENTIVE PLAN
     The following provisions set forth the terms of the equity grant program (the “Program”) for nonemployee directors of Cardiac Science Corporation (the “Company”) under the Company’s 2002 Stock Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.
1. Certain Defined Terms
     “Restricted Stock Units” means an award denominated in units of Common Stock.
     “Restricted Stock Unit Award” means an award of Restricted Stock Units.
2. Eligibility
     Each director of the Company elected or appointed who is not otherwise an employee of the Company or a Related Company (an “Eligible Director”) shall be eligible to receive Initial Grants and Annual Grants under the Plan, as discussed below.
3. Initial Grants
     Each Eligible Director shall automatically receive an award of 4.000 Restricted Stock Units upon such Eligible Director’s initial election or appointment to the Board (the “Initial Grant”). Twenty-Five Percent (25%) of each Initial Grant shall vest and become payable one year after the grant date of such Initial Grant and an additional 25% of such Initial Grant shall vest and become payable on each anniversary of the grant date thereafter over the next three years.
4. Annual Grants
     Commencing with the 2008 annual stockholders meeting, each Eligible Director shall automatically receive an award of 4,000 Restricted Stock Units immediately following each year’s Annual Meeting (each, an “Annual Grant”); provided that any Eligible Director who received an Initial Grant within three months prior to an annual meeting shall not receive an Annual Grant until immediately following the second annual meeting after the date of such Initial Grant. Twenty-Five Percent (25%) of each Annual Grant shall vest and become payable one year after the grant date of such Annual Grant and an additional 25% of such Annual Grant shall vest and become payable on each anniversary of the grant date thereafter over the next three years.
5. Settlement
     Restricted Stock Units that have vested and become payable and are no longer subject to forfeiture are referred to herein as “Vested Units.” Restricted Stock Units that have not vested and become payable and remain subject to forfeiture are referred to herein as “Unvested Units.” The Unvested Units will vest and cease to be subject to forfeiture in accordance with the applicable vesting schedule set forth in Section 3 or Section 4 hereof and the provisions of Section 6 hereof. As soon as practicable after Unvested Units become Vested Units, the Company will settle the Vested Units by issuing to the holder of the related Restricted Stock Unit Award one share of the Company’s Common Stock for each Vested Unit.
6. Termination of Service as a Director
     The Restricted Stock Unit Awards shall be subject to the following:
     (a) In the event that an Eligible Director resigns from the Board without the consent of a majority of the Board of Directors then in office, any portion of the Restricted Stock Unit Award that has not vested as provided in the applicable vesting schedule set forth in Section 3 or Section 4 hereof will immediately terminate and all Unvested Units shall immediately be forfeited without payment of any further consideration to the director.
     (b) In the event that an Eligible Director ceases to be a director of the Company for any reason other than death or resignation from the Board without the consent of a majority of the Board of Directors then in office, the Unvested Units shall continue to vest and become Vested Units in accordance with the applicable vesting schedule set forth in Section 3 or Section 4 hereof.
     (c) In the event of the death of an Eligible Director, the Unvested Units shall immediately become Vested Units.
7. Company Transaction
     In the event of a Company Transaction, the vesting of the Restricted Stock Unit Awards shall accelerate, and the forfeiture restrictions shall lapse, if and to the same extent that the vesting of outstanding Options accelerates in connection with the Company Transaction, as provided for under the Plan. If unvested Options are to be assumed or substituted by a Successor Company without acceleration upon the occurrence of a Company Transaction, the vesting and forfeiture provisions to which such Restricted Stock Unit Awards are subject shall continue with respect to the assumed or substituted Restricted Stock Unit Awards.
8. Amendment
     The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, impair or diminish any rights of an Eligible Director or any rights of the Company under a Restricted Stock Unit Award.
     Provisions of the Plan (including any amendments) that were not discussed above, to the extent applicable to Eligible Directors shall continue to govern the terms and conditions of Restricted Stock Unit Awards granted to Eligible Directors.

9. Effective Date
     The Program is effective as of July 1, 2008.